SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

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OCEAN SHORE HOLDING CO.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ocean Shore Holding Co.

1001 Asbury Avenue

Ocean City, New Jersey 08226

(609) 399-0012

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	8:30 a.m on Wednesday, May 18, 2011

PLACE	The Flander’s Hotel
719 East 11th Street
Ocean City, NJ 08226-3327

ITEMS OF BUSINESS	(1)	To elect three directors to serve for a term of three years.

(2)	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2011.

(3)	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	In order to vote, you must have been a stockholder at the close of business on March 23, 2011.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

Kim M. Davidson

Corporate Secretary

April 15, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 18, 2011

The Proxy Statement and Annual Report to Stockholders are available at www.oshcproxy.com.

PROXY STATEMENT

GENERAL INFORMATION

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Ocean Shore Holding Co. for the 2011 annual meeting of stockholders and for any adjournment or postponement of the meeting. In this proxy statement, we may also refer to Ocean Shore Holding Co. as “Ocean Shore Holding,” the “Company,” “we,” “our” or “us.”

Ocean Shore Holding is the holding company for Ocean City Home Bank. In this proxy statement, we may also refer to Ocean City Home Bank as “Ocean City Home” or the “Bank.”

We are holding the 2011 annual meeting at The Flander’s Hotel located at 719 East 11th Street, Ocean City, New Jersey on May 18, 2011 at 8:30 a.m, local time.

We intend to mail this proxy statement and the enclosed proxy card to stockholders of record beginning on or about April 15, 2011.

INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote the shares of Ocean Shore Holding common stock that you owned as of the close of business on March 23, 2011. As of the close of business on March 23, 2011, a total of 7,296,780 shares of Ocean Shore Holding common stock were outstanding. Each share of common stock has one vote.

The Company’s certificate of incorporation provides that record holders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit unless a majority of unaffiliated directors (as defined in the certificate of incorporation) grant such entitlement or permission by resolution in advance of the acquisition of the excess shares.

Ownership of Shares; Attending the Meeting

You may own shares of Ocean Shore Holding in one of the following ways:

•	Directly in your name as the stockholder of record; or

•	Indirectly through a broker, bank or other holder of record in “street name”.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us or to vote in person at the meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Please see the voting instruction form that accompanies this proxy statement. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Ocean Shore Holding common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Vote Required

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposals. At this year’s annual meeting, stockholders will elect three directors to serve for a term of three years. In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected.

In voting on the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2011, the affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote is required.

How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes, if any, also will be counted for purposes of determining the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the selection of the independent registered public accountants, abstentions will have the same effect as a vote against the proposal while broker non-votes will have no effect on the outcome of the election.

Effect of Not Casting Your Vote. If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1 of this Proxy Statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate.

Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2 of this Proxy Statement). If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

Voting by Proxy

The Board of Directors of Ocean Shore Holding is sending you this proxy statement for the purpose of requesting that you allow your shares of Ocean Shore Holding common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Ocean Shore Holding common stock represented at the annual meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

The Board of Directors recommends that you vote:

•	“FOR” each of the nominees for director; and

•	“FOR” ratification of Deloitte & Touche LLP as the independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Ocean Shore Holding common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. We do not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Participants in the Bank’s ESOP or 401(k) Plan

If you participate in the Ocean City Home Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold shares through the Ocean City Home Bank Savings and Investment Plan (“401(k) Plan”), you will receive a voting instruction card for each plan that reflects all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all allocated shares of Company common stock held by the ESOP, as directed by the plan participants. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares of Company common stock held in the Ocean Shore Holding Co. Stock Fund and credited to his or her 401(k) Plan account. The trustee will vote all shares for which no directions are given or for which instructions were not timely received in the same proportion as shares for which the trustee received voting instructions. The deadline for returning your voting instructions to each plan’s trustee is May 11, 2011.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

The Company’s Board of Directors currently consists of seven members, all of whom are independent under the listing standards of the NASDAQ Stock Market, except for Mr. Brady, who is President and Chief Executive Officer of Ocean Shore Holding and Ocean City Home. In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons,” including loans or lines of credit that Ocean City Home has directly or indirectly made to Directors Dalzell, Van Duyne and Young, and legal services provided to the Bank by a law firm in which Director McCrosson is a partner.

Board Leadership Structure and Risk Oversight

The positions of Chairman of the Board and Chief Executive Officer of the Company are held by separate individuals, Directors Robert A. Previti, Ed.D. and Steven E. Brady, respectively. By maintaining the separate positions of Chairman and Chief Executive Officer, the Company believes it enhances the ability of the Board of Directors to provide strong, independent oversight of the Company’s management and affairs.

A fundamental part of the Company’s risk management process is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The full Board of Directors’ involvement in helping to set the Company’s business strategy is an important aspect of its assessment of management’s tolerance for risk and its determination of the appropriate level of risk for the Company. The Board of Directors helps oversee credit risk facing the Company by reviewing monthly reports from management of the amount of loans delinquent more than 30 days, all loans in foreclosure and all foreclosed and repossessed property that the Company owns. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit/Compliance Committee focuses on financial risk by providing oversight of the quality and integrity of the Company’s financial reporting and internal controls, as well as the Company’s compliance with legal and regulatory requirements. The Company’s Compensation Committee reviews the Company’s compensation policies and practices to help ensure there is a direct relationship between pay levels and corporate performance and return to stockholders. The Compensation Committee holds regular meetings to monitor executive compensation practices and ensure that they create incentives for superior performance, enhance stockholder value and are justified by returns available to stockholders.

Corporate Governance Policies

The Board of Directors has adopted a corporate governance policy to govern certain activities, including: the duties and responsibilities of directors; the composition, responsibilities and operation of the Board of Directors; the establishment and operation of Board committees; succession planning; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; and the evaluation of the performance of the Board of Directors and of the Chief Executive Officer.

Committees of the Board of Directors

The following table identifies our standing committees and their members as of December 31, 2010. All members of each committee are independent in accordance with the listing requirements of the NASDAQ Stock Market. The Board’s Audit/Compliance, Compensation, and Nominating/Corporate Governance Committees each operate under a written charter that is approved by the Board of Directors. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters of all three committees are available in the Governance Documents portion of the Investor Relations section of our Web site (www.ochome.com).

Director	Audit/ Compliance Committee		Compensation Committee		Nominating/ Corporate Governance Committee
Sylva A. Bertini**	X		X		X	*
Steven E. Brady
Frederick G. Dalzell, MD	X	*	X		X
John L. Van Duyne, Jr.	X		X	*	X
Christopher J. Ford	X		X		X
Robert A. Previti, Ed.D	X		X		X
Samuel R. Young	X		X		X
Number of Meetings in 2010	4		2		2

*	Denotes Chairperson
**	Ms. Bertini resigned from the Board of Directors of the Company and the Bank and all committee positions effective December 31, 2010. Dottie F. McCrosson was appointed to the Board of Directors of the Company and the Bank and to serve as Chairman of the Nominating/Corporate Governance Committee effective January 1, 2011.

Audit/Compliance Committee

The Audit/Compliance Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The Board of Directors has determined that the Audit/Compliance Committee does not have a member who is an “audit committee financial expert” as such term is defined by the rules and regulations of the Securities and Exchange Commission. While the Board recognizes that no individual Board member meets the qualifications required of an “audit committee financial expert,” the Board believes that appointment of a new director to the Board of Directors and to the Audit/Compliance Committee at this time is not necessary as the level of financial knowledge and experience of the current members of the Audit/Compliance Committee, including the ability to read and understand fundamental financial statements, is cumulatively sufficient to discharge adequately the Audit/Compliance Committee’s responsibilities.

Compensation Committee

The Compensation Committee is responsible for all matters regarding the Company’s and the Bank’s employee compensation and benefit programs. The Compensation Committee reviews all components of the Company’s Chief Executive Officer and other highly compensated executive officers’ compensation, including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites. In addition to reviewing competitive market values, the Compensation Committee also examines the total compensation mix, the pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. The Compensation Committee also assists the Board of Directors in evaluating potential candidates for executive positions. We do not have a contractual arrangement with any compensation consultant who has a role in determining or recommending the amount or form of executive or director compensation. However, our Human Resources department utilizes survey data provided by independent sources when evaluating the competitiveness of our base compensation and cash bonus program. Our Chief Executive Officer, in conjunction with representatives of our Human Resources department, develops recommendations regarding the appropriate mix and level of compensation for our management team. The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. Our Chief Executive Officer meets with the Compensation Committee to discuss the compensation recommendations for the named executive officers. Our Chief Executive Officer does not participate in Compensation Committee discussions or the review of Compensation Committee documents relating to the determination of his compensation.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines applicable to Ocean Shore Holding and monitoring compliance with these policies and guidelines. In addition, the Nominating/Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of stockholders. It recommends director candidates for each committee for appointment by the Board.

Minimum Qualifications. The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include a residency requirement, stock ownership requirement and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

The Nominating/Corporate Governance Committee will consider the following criteria in selecting nominees for initial election or appointment to the Board: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its stockholders; independence; and any other factors the Nominating/Corporate Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations. In its consideration of diversity, the Nominating/Corporate Governance Committee seeks to create a Board with a diverse set of skills and experience with respect to management and leadership, vision and strategy, accounting and finance, business operations and judgment, and industry knowledge.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating/Corporate Governance Committee will consider and review an existing director’s board and committee attendance and performance; length of board service; the experience, skills and contributions that the existing director brings to the board; and independence.

Director Nomination Process. The process that the Nominating/Corporate Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Nominating/Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of Ocean City Home’s local communities. The Nominating/Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below. The Nominating/Corporate Governance Committee has not previously used an independent search firm in identifying nominees.

In evaluating potential nominees, the Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating/Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate.

Consideration of Recommendations by Stockholders. It is the policy of the Nominating/Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating/Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating/Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating/Corporate Governance Committee’s resources, the Nominating/Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the stockholder making the recommendation, the name and address of such stockholder, as they appear on the Company’s books, provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating/Corporate Governance Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Director Compensation

The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2010 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Nonqualified Deferred Compensation Earnings(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Sylva A. Bertini*	45,000	3,431	50,540	37,672	3,145	139,788
Frederick G. Dalzell, MD	45,000	14	50,540	37,672	1,602	134,828
Christopher J. Ford	45,000	182	50,540	37,672	1,660	135,054
Robert A. Previti, Ed.D	45,000	3	50,540	37,672	1,593	134,809
John L. Van Duyne, Jr.	45,000	1,366	50,540	37,672	1,597	136,176
Samuel R. Young	45,000	2,883	50,540	37,672	2,598	138,693

(1)

Represents the portion of nonqualified deferred compensation earnings under Ocean City Home Bank’s Cash-Based Directors’ Deferred Compensation Plan which were above-market. Under our cash-based plan, a declared rate of interest is established by the Board of Directors of the Company as of January 1st of each year. The plan interest rate is set annually at two percentage points over the prime rate as published in the Wall Street Journal. Ocean City Home also maintains a stock-based deferral plan under which deferrals are credited in units representing shares of Company common stock.

(2)	The assumptions used to determine the value of restricted stock awards are described in notes 2 and 13 of the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. At December 31, 2010, the aggregate number of unvested shares of restricted stock held in trust for each of the non-employee directors was as follows, Ms. Bertini, none; Dr. Dalzell, 4,950 shares; Mr. Ford, 4,950 shares; Dr. Previti, 4,950 shares; Mr. Van Duyne, Jr., 4,950; and Mr. Young, 4,950 shares.

(3)	The assumptions used to determine the value of stock option grants are described in notes 2 and 13 of the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. At December 31, 2010, the aggregate number of vested and unvested stock options for each of the non-employee directors was as follows, Ms. Bertini, 18,904 vested, none unvested; Dr. Dalzell, 18,904 vested, 13,600 unvested; Mr. Ford, 18,904 vested, 13,600 unvested; Dr. Previti, 18,904 vested, 13,600 unvested; Mr. Van Duyne, Jr., 18,904 vested, 13,600 unvested; and Mr. Young, 18,904 vested, 13,600 unvested.
(4)	Represents health care expense reimbursements for each director and dividends on unvested shares of restricted stock.
*	Ms. Bertini retired from the board of directors effective December 31, 2010.

Cash Retainer and Meeting Fees for Non-Employee Directors. The following table sets forth the applicable retainers and fees that will be paid to our non-employee directors for their service on Ocean City Home’s Board of Directors during 2010. Ocean Shore Holding does not pay any fees to its directors.

Annual Retainer	$30,000

Fee per Board Meeting:
Regular Meeting	700
Special Meeting	700

Fee per Committee Meeting:	300

Ocean City Home maintains a Director and Executive Life Insurance Plan that provides directors with death benefits for their designated beneficiaries. Under the terms of the plan, Ocean City Home is the owner of several life insurance policies under which participating directors are insured. Each participant is entitled to a $50,000 lump sum death benefit.

Board and Committee Meetings

During the year ended December 31, 2010, the Boards of Directors of the Company and the Bank each held 12 regularly scheduled meetings and one special meeting. No director attended fewer than 75% of the meetings of the Board of Directors and Board committees on which they served in 2010.

Director Attendance at Annual Meeting of Stockholders

The Board of Directors encourages directors to attend the annual meeting of stockholders. All directors attended the 2010 annual meeting of stockholders.

Code of Ethics and Business Conduct

Ocean Shore Holding has adopted a Code of Ethics and Business Conduct that is designed to ensure that the Company’s directors and employees meet the highest standards of ethical conduct. The Code of Ethics and Business Conduct, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the Code of Ethics and Business Conduct is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

AUDIT RELATED MATTERS

Report of the Audit/Compliance Committee

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit/Compliance Committee oversees the Company’s internal controls and financial reporting on behalf of the Board of Directors.

In this context, the Audit/Compliance Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit/Compliance Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit/Compliance Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit/Compliance Committee discussed with the independent registered public accounting firm matters required to be discussed pursuant to U.S. Auditing Standards No. 380 (The Auditor’s Communication With Those Charged With Governance), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit/Compliance Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the auditors’ independence from the Company and its management. In concluding that the auditors are independent, the Audit/Compliance Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.

The Audit/Compliance Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit/Compliance Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit/Compliance Committee acts only in an oversight capacity. In its oversight role, the Audit/Compliance Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit/Compliance Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit/Compliance Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit/Compliance Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission. The Audit/Compliance Committee and the Board of Directors also have approved, subject to stockholder ratification, the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011.

Audit/Compliance Committee of the Board of Directors

of Ocean Shore Holding Co.

Frederick G. Dalzell, MD (Chairman)

Robert A. Previti, Ed.D.

John L. Van Duyne, Jr.

Samuel R. Young

Christopher J. Ford

Auditor Fees

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2010 and 2009 by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”):

	2010 ($)	2009 ($)
Audit fees(1)	230,451	217,556
Audit related fees(2)	16,545	19,550
Tax fees	60,356	—
All other fees	—	—

(1)	Includes fees for the financial statement audit and quarterly reviews.
(2)	For 2010 and 2009, represents fees paid in connection with the auditor’s out-of-pocket expenses.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit/Compliance Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit/Compliance Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit/Compliance Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of predictable or recurring service.

During the year ended December 31, 2010, all services were approved, in advance, by the Audit/Compliance Committee in compliance with these procedures.

STOCK OWNERSHIP

The following table provides information as of March 1, 2011 about the persons known to Ocean Shore Holding to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding
Ocean City Home Bank Employee Stock Ownership Plan 1001 Asbury Avenue Ocean City, New Jersey 08226	575,518	(1)	7.9%

M3 Funds, LLC M3 Partners, LP M3F, Inc. Jason A. Stock William C. Waller 215 South State Street, Suite 1170 Salt Lake City, Utah 84111	678,056	(2)	9.3%

Hovde Capital Advisors LLC Eric D. Hovde Steven D. Hovde 1826 Jefferson Place, N.W. Washington, D.C. 20036	432,944	(3)	5.9%

(1)	Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 10, 2011.
(2)	Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 14, 2011.
(3)	Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 4, 2010.

The following table provides information as of March 1, 2011 about the shares of Ocean Shore Holding common stock that may be considered to be beneficially owned by each director, each executive officer named in the summary compensation table and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown. The number of shares beneficially owned by all directors and executive officers as a group totaled 8.4% of our outstanding common stock as of March 1, 2011. Each director and named executive officer owned less than 1% of our outstanding common stock as of that date, except for Steven E. Brady, who owned 2.5%.

Name	Common Stock(1)		Options Exercisable Within 60 Days	Total
Directors
Steven E. Brady	89,162		92,061	181,223
Frederick G. Dalzell, MD	41,719	(2)	18,904	60,623
John L. Van Duyne, Jr.	22,940		18,904	41,844
Christopher J. Ford	21,305		18,904	40,209
Dorothy F. McCrosson	2,994		—	2,994
Robert A. Previti, Ed.D.	21,217	(3)	18,904	40,121
Samuel R. Young	19,509	(4)	18,904	38,413
Named Executive Officers Who Are Not Also Directors
Kim M. Davidson	34,243		13,277	47,520
Anthony J. Rizzotte	41,012		13,166	54,178
All directors and executive officers as a group (14 persons)	377,101		253,690	630,791

(1)	This column includes the following:

	Shares Held in Trust and Awarded under the Equity Incentive Plan	Shares Held in Trust Pursuant to Deferred Compensation Plan	Shares Held in Trust and Allocated Under Ocean City Home Bank ESOP and ESOP SERP	Shares Held in Trust and Credited Under the Ocean City Home Bank 401(k) Plan
Mr. Brady	24,700	3,021	11,135	29,181
Dr. Dalzell	4,950	3,307	—	—
Mr. Van Duyne, Jr.	4,950	12,921	—	—
Mr. Ford	4,950	3,706	—	—
Ms. McCrosson	—	—	—	—
Dr. Previti	4,950	2,282	—	—
Mr. Young	4,950	—	—	—
Ms. Davidson	10,900	1,178	4,398	17,628
Mr. Rizzotte	10,900	2,311	6,486	21,315

(2)	Includes 3,429 shares held by Dr. Dalzell’s spouse and 23,189 shares held by a limited liability company in which Dr. Dalzell has sole voting power.
(3)	Includes 87 shares held by Dr. Previti’s son.
(4)	Includes 879 shares held by Mr. Young’s spouse.

ITEMS TO BE VOTED ON BY STOCKHOLDERS

Item 1—Election of Directors

The Company’s Board of Directors currently consists of seven members. The Board is divided into three classes with terms of one, two or three years, with approximately one-third of the directors elected each year. The board of directors’ nominees for election this year, to serve for a one-year term or until their respective successors have been elected and qualified are Christopher J. Ford, Dorothy F. McCrosson and John L. Van Duyne, Jr. All of the nominees are currently directors of Ocean Shore Holding and Ocean City Home.

Unless you indicate on the proxy card that your shares should not be voted for certain nominees, the Board of Directors intends that the proxies solicited by it will be voted for the election of all of the Board’s nominees. If any nominee is unable to serve, the persons named in the proxy card would vote your shares to approve the election of any substitute proposed by the Board of Directors. At this time, we know of no reason why any nominee might be unable to serve.

Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of December 31, 2010. The indicated period of service as a director includes the period of service as a director of Ocean City Home.

Board Nominees for Terms Ending in 2011

Christopher J. Ford is a scout for the Philadelphia 76’ers basketball team. He served as the Philadelphia 76’ers interim head basketball coach from February 2004 until April 2004 and as an assistant coach from July 2003 until February 2004. He also has served as head coach of the Boston Celtics and the Milwaukee Bucks and had a 10-year career as a player in the National Basketball Association. Age 61. Director since 2004.

Mr. Ford has been a lifelong resident in southern New Jersey. His over 28-years experience in the NBA, which included ten years as a player, nine years as a head coach and eight years as an assistant coach have given Mr. Ford leadership qualities that are invaluable as a Board member. Through his involvement in a number of local charitable and civic organizations, and his extensive ties in the community, Mr. Ford brings to the Board an in-depth knowledge of the market area in which Ocean City Home Bank and the Company operates.

John L. Van Duyne, Jr. is an officer and owner of Van Duyne Builders, Inc. Mr. Van Duyne, Jr. is also an officer and part owner of Van Duyne & Bruin, LLC, a general contractor business. Age 58. Director since 1999.

Mr. Van Duyne is a lifelong resident of southern New Jersey with extensive knowledge of Ocean City Home’s market area. As owner of general contractor businesses in the southern New Jersey area and Board member of the Construction Board of Appeals for Margate, New Jersey, Mr. Van Duyne offers the Board significant knowledge related to the local real estate industry, including land development and applicable regulatory processes. Mr. Van Duyne’s career as a small business owner also provides Ocean City Home with organizational understanding and management expertise.

Dorothy F. McCrosson, Esq. is currently the managing partner of McCrosson & Stanton, P.C., a general practice law firm located in Ocean City, New Jersey that has provided counsel to Ocean City Home Bank for many years. She is currently the President of the Cape May County Bar Foundation and past president of the Cape May County Bar Association, and is the recipient of the 2010 Professional Lawyer of the Year Award for Cape May County. Age 49. Director since 2011.

As an attorney who has served Ocean City Home Bank and the Company for many years, Ms. McCrosson effectively provides the Board with the in-depth knowledge of the regulatory issues facing the banking community and leadership necessary to assess issues facing a public company. She also demonstrates a strong commitment to Ocean City Home Bank’s local community and currently serves in the position of Solicitor for the City of Ocean City.

Directors With Terms Ending in 2012

Frederick G. Dalzell, MD is an orthopedic surgeon at Atlantic Shore Orthopedic Associates. Age 57. Director since 2000.

Dr. Dalzell’s career as a well-respected orthopaedic surgeon in the local community, as well as his lifelong residency in southern New Jersey, have given him strong ties to Ocean City Home’s community. Dr. Dalzell’s service as Vice President of the Linwood Board of Education and past President of the New Jersey Orthopaedic Society have given him extensive leadership experience that he brings to the Board.

Robert A. Previti, Ed.D. is the school superintendent for the Brigantine Board of Education. Age 56. Director since 2000.

Throughout his career, Dr. Previti has taken an active role in improving the quality of education provided to local school children through his current position as superintendent of schools for the Brigantine public school district, his involvement on the Atlantic City Board of Education for almost 20 years, and his involvement in various district, county and state educational and policy driven initiatives. Dr. Previti has gained extensive leadership experience throughout his career, which has made him a significant contribution to the Board. Dr. Previti’s experience and lifelong residency in southern New Jersey have given him strong ties to the local community and extensive knowledge of Ocean City Home’s market area.

Directors With Terms Ending in 2013

Steven E. Brady has been the President and Chief Executive Officer of Ocean City Home since 1991 and the President of Ocean Shore Holding since its formation in 1998. Age 56. Director since 1991.

Mr. Brady’s extensive experience in the local banking industry and involvement in the communities served by Ocean City Home affords the Board valuable insight regarding the business and operation of Ocean City Home and Company. Mr. Brady has gained extensive leadership experience and knowledge of the banking industry through his involvement as a former member of the Philadelphia Federal Reserve Advisory Board, and his current membership on the Government Affairs Council and Professional Development Committee of the American Bankers Association and the Board of Governors of the New Jersey League of Community Banks. Mr. Brady’s extensive knowledge of all aspects of Ocean City Home’s and the Company’s business and history, combined with his success and strategic vision, position him well to continue to serve as our Director, President and Chief Executive Officer.

Samuel R. Young is the owner, President and Chief Executive Officer of Tilton Fitness Management, which develops, owns and operates commercial and hospital-affiliated health and fitness clubs. Mr. Young is also a Captain/Unit Commanding Officer in the United States Navy Reserves. Age 50. Director since 2004.

As the owner of a well-known health and fitness club in Ocean City Home’s local market area, Mr. Young has extensive business and management experience, including finance and accounting experience. Mr. Young’s involvement in a variety of local and civic organizations have further strengthened his ties to the local community.

Item 2—Ratification of the Independent Registered Public Accounting Firm

The Audit/Compliance Committee of the Board of Directors has appointed Deloitte & Touche LLP to be the Company’s independent registered public accounting firm for the 2011 fiscal year, subject to ratification by stockholders. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by stockholders at the annual meeting, the Audit/Compliance Committee will consider other independent registered public accounting firms.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of the independent registered public accounting firm.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to the Chief Executive Officer and the two other most highly compensated executive officers of the Company who served in such capacities at December 31, 2010. These three officers are referred to as the named executive officers in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Steven E. Brady	2010	405,600	85,000	252,187	150,965	78,205	971,957
President and Chief Executive Officer	2009	391,200	80,000	—	—	62,855	534,055

Anthony J. Rizzotte	2010	211,000	27,500	111,289	23,974	37,740	411,503
Executive Vice President	2009	203,615	25,000	—	—	29,267	257,882

Kim M. Davidson	2010	160,000	27,500	111,289	23,974	21,194	343,957
Executive Vice President	2009	152,616	25,000	—	—	13,676	191,292

(1)	These amounts represent the aggregate grant date fair value for outstanding restricted stock awards granted during the year indicated, computed in accordance with FASB ASC Topic 718. The assumptions used to determine the value of restricted stock awards are described in notes 2 and 13 of the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon.
(2)	These amounts represent the aggregate grant date fair value for outstanding stock option awards granted during the year indicated, computed in accordance with FASB ASC Topic 718. The assumptions used to determine the value of stock options are described in notes 2 and 13 of the notes to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by an executive officer will be at or near the value estimated above.
(3)	Details of the amounts reported in “All Other Compensation” for 2010 are provided in the table below. All perquisites, which, in the aggregate, were less than $10,000 for an individual were excluded from “All Other Compensation.”

	Mr. Brady	Mr. Rizzotte	Ms. Davidson
Club dues	9,522	1,051	—
Employer contributions to ESOP	18,732	14,757	11,190
Employer contributions to 401(k) Plan	8,250	8,250	6,400
Long-term care benefit	7,180	6,423	296
Imputed income on split dollar life insurance benefit	4,195	1,597	642
Supplemental life, ADD & disability benefit	1,292	787	597
Supplemental health care benefit *	20,740	—	—
Long-term disability executive carve-out benefit	5,454	3,618	946
Dividends paid on vested restricted stock awards	2,840	1,257	1,123

*	The other named executive officers receive health care coverage under Ocean City Home Bank’s employee benefit program available to all Ocean City Home Bank employees.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information as of December 31, 2010 concerning vested and unvested unexercised stock options and stock awards for each named executive officer. Unvested stock options and stock awards will become fully vested upon a change in control of the Company or upon death or termination of employment due to a disability.

		Option Awards				Stock Awards
Name	Date of Grant(1)	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercis- able	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Steven E. Brady	8/10/2005	89,688	—	13.19	8/10/2015
	11/20/2007	2,373	1,583	11.32	11/20/2017
	8/18/2010	—	54,500	10.21	8/18/2020	24,700	282,815
Anthony J. Rizzotte	8/10/2005	11,870	—	13.19	8/10/2015
	11/20/2007	1,296	865	11.32	11/20/2017
	8/18/2010	—	8,655	10.21	8/18/2020	10,900	124,805
Kim M. Davidson	8/10/2005	9,672	—	13.19	8/10/2015
	11/21/2006	1,758	440	14.78	11/21/2016
	11/20/2007	1,846	1,234	11.32	11/20/2017
	8/18/2010	—	8,655	10.21	8/18/2020	10,900	124,805

(1)	All awards in this table vest in five equal annual installments beginning one year following the date of grant.
(2)	Based upon the Company’s closing stock price of $11.45 on December 31, 2010.

Retirement Benefits

Ocean City Home Bank maintains salary continuation agreements with each of the named executive officers to provide the executives with additional compensation at retirement or upon termination of employment by reason of death or disability. Mr. Brady is entitled to an annual benefit for a period of 20 years upon normal retirement at or after age 62, and Mr. Rizzotte and Ms. Davidson are entitled to an annual benefit for a period of 15 years upon normal retirement at or after age 60. The normal retirement benefit for Mr. Brady is the greater of 50% of his highest rate of base salary in the 36-month period preceding termination of employment or $221,831. The normal retirement benefit for Mr. Rizzotte is $114,489 and the normal retirement benefit for Ms. Davidson in 25% of her base salary upon termination of employment. A reduced benefit is payable if the executive retires prior to age 60. The annual benefits are payable on a monthly basis to the executives or their designated beneficiaries.

Mr. Brady’s employment agreement provides that if he terminates employment at or after attaining age 60 for any reason other than cause, Ocean City Home Bank will continue health insurance coverage for Mr. Brady and his spouse until they both reach age 65. After that, Ocean City Home Bank will fund the cost of Medicare supplement coverage for Mr. Brady and his spouse for the remainder of their respective lives.

Ocean City Home Bank maintains a stock-based deferred compensation plan under which named executive officers may defer a discretionary bonus awarded to them upon meeting certain performance benchmarks established by the Board. The executive’s account balance under the plan will be distributed to the executive following the executive’s termination of service for any reason in either a lump sum or over a period of years, as elected by the executive.

Ocean City Home Bank also maintains a supplemental executive retirement plan that provides restorative benefits to executives designated by the Board of Directors who are prevented from receiving the full benefits contemplated by the ESOP’s benefit formula and the full matching contribution under the 401(k) Plan. Ocean City Home Bank’s Board of Directors has designated Mr. Brady to participate in the plan. The restorative benefits under the plan consist of payments in lieu of shares that cannot be allocated to the participant’s account under the ESOP and payments for employer matching contributions that cannot be allocated under the 401(k) Plan due to the legal limitations imposed on tax-qualified plans. The benefits under the plan will be distributed to Mr. Brady at the same time and in the same form as benefits are paid under the ESOP and 401(k) Plan.

Potential Payments Upon Termination or Change in Control

Employment Agreement with Mr. Steven E. Brady

Ocean Shore Holding and Ocean City Home Bank entered into a three-year employment agreement with Steven E. Brady effective December 21, 2004 to provide for his employment as President and Chief Executive Officer. The agreement was amended and restated in its entirety as of December 17, 2008 for the purpose of complying with Section 409A of the Internal Revenue Code and the regulations issued thereunder. The employment agreement provides that on each anniversary of the effective date of the agreement, the Board of Directors may extend the agreement for an additional year, unless Mr. Brady elects not to extend the term. Mr. Brady’s employment agreement currently has a term ending on December 21, 2013. The agreement addresses such matters as Mr. Brady’s base salary, participation in discretionary bonuses or other incentive compensation provided to senior management, and participation in stock benefit plans and other fringe benefits applicable to executive personnel.

If Mr. Brady is terminated for cause, he will receive his base salary through the date of termination and may retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided. If Mr. Brady voluntarily terminates his employment under circumstances that would not constitute good reason (as defined in his employment agreement), he will be entitled to receive his base salary for a period of four months and will be subject to a non-compete agreement for that four month period.

If we choose to terminate Mr. Brady’s employment for reasons other than for cause, or if Mr. Brady resigns after specified circumstances that would constitute good reason, Mr. Brady will be entitled to receive an amount equal to his base salary due for the remaining term of his agreement, along with the contributions that would have been made on his behalf during the remaining term of his agreement to any of our employee benefit plans. We also will continue and/or pay for Mr. Brady’s life, health and dental coverage for the remaining term of his employment agreement. If Mr. Brady voluntarily terminates his employment agreement for good reason, he will be subject to a one year non-compete agreement.

If Mr. Brady becomes disabled and his employment is terminated, he will be entitled to disability pay equal to 100% of his bi-weekly base salary in effect at the date of termination. He would continue to receive disability payments until the earlier of: (i) the date he returns to full employment with us, (ii) his death, (iii) attainment of age 65, or (iv) the date his employment agreement would have terminated had his employment not terminated because of disability. All disability payments would be reduced by the amount of any disability benefits payable under our disability plans. In addition, Mr. Brady would continue to be covered to the greatest extent possible under all benefit plans in which he participated prior to his disability as if he were actively employed by us.

Under his employment agreement, Mr. Brady’s estate is entitled to receive the compensation due to him through the end of the month in which his death occurs.

If during the two year period following a change in control (as defined in the agreement) Mr. Brady’s employment is terminated without cause or he voluntarily terminates his employment for good reason, Mr. Brady will be entitled to a severance payment equal to 2.99 times the average of his annual compensation over the five calendar years preceding the change in control. For purposes of this calculation, annual compensation will include all taxable income plus any retirement contributions or benefits made or accrued on his behalf during the period. In addition, Mr. Brady also will be entitled to receive the contributions he would have received under our retirement programs for a period of 36 months, as well as health, life and disability coverage for that same time period. Section 280G of the Internal Revenue Code provides that payments related to a change in control that equal or exceed three times the individual’s “base amount” (defined as average annual taxable compensation over the five preceding calendar years) constitute “excess parachute payments.” Individuals who receive excess parachute payments are subject to a 20% excise tax on the amount that exceeds the base amount, and the employer may not deduct such amounts. Mr. Brady’s employment agreement provides that if the total value of the benefits provided and payments made to him in connection with a change in control, either under his employment agreement alone or together with other payments and benefits that he has the right to receive from Ocean Shore Holding and Ocean City Home Bank, exceed three times his base amount (“280G Limit”), his severance payment will be reduced or revised so that the aggregate payments do not exceed his 280G Limit.

Change in Control Agreements with Other Named Executive Officers

Ocean City Home Bank has entered into change in control agreements with Anthony Rizzotte and Kim Davidson. The agreements were entered into effective December 21, 2004 and had an initial term of three years for Mr. Rizzotte and two years for Ms. Davidson. On each anniversary of the date of the agreement the Board of Directors may extend the agreement for an additional year, unless the executive requests that the term not be extended. As a result of the amendment of Ms. Davidson’s agreement to provide for a term of three years and extensions approved by the Board of Directors, the change in control agreements currently have terms through December 21, 2013. The agreements with Mr. Rizzotte and Ms. Davidson provide that if, following a change in control, the executive’s employment is terminated without cause or the executive voluntary terminates employment for good reason, the executive will be entitled to a severance payment equal to three times the average of his or her annual compensation over the five calendar years preceding the change in control, plus coverage under Ocean City Home Bank’s health and welfare plans for 36 months. The terms “change in control” and “good reason” are defined in the change in control agreements. The change in control agreements provide that the total value of the benefits provided and payments made to an executive may not exceed his or her 280G Limit and that to avoid such a result the severance payment would be reduced.

Salary Continuation Agreements

As discussed above, Ocean City Home Bank maintains salary continuation agreements with the named executive officers to provide the executives with additional compensation at retirement. Under their salary continuation agreements, if the executive terminates employment prior to normal retirement age (as specified in their individual agreements), other than for cause, death or disability, the executive will be entitled to an annual benefit for a period of 20 years (in the case of Mr. Brady) or 15 years (in the case of Mr. Rizzotte and Ms. Davidson) to be paid monthly beginning in the month following termination of employment. The early termination benefit will be equal to the normal retirement benefit multiplied by a fraction based on the executive’s years of service.

If the executive terminates employment prior to normal retirement age as a result of a disability, the executive will be entitled to the normal retirement benefit, which will be paid monthly for a period of 20 years (in the case of Mr. Brady) or 15 years (in the case of Mr. Rizzotte and Ms. Davidson) beginning in the month following the month in which the executive attains age normal retirement age.

If, following a change in control, the executive terminates employment prior to normal retirement age, other than for cause, the executive will be entitled to the normal retirement benefit, which will be paid monthly for a period of 20 years (in the case of Mr. Brady) or 15 years (in the case of Mr. Rizzotte and Ms. Davidson) beginning in the month following termination of employment.

If the executive dies while in active service with Ocean City Home Bank, their designated beneficiaries will be entitled to the normal retirement benefit that the executive would have received had he or she terminated employment after having reached the normal retirement age, respectively. If the executive dies after payments under the agreement have commenced, their designated beneficiary will be entitled to the remaining payments. No death benefit will be payable under the salary continuation agreements if any benefit is paid under the executives’ split dollar life insurance agreements.

Life Insurance Benefits

Ocean City Home Bank maintains split-dollar life insurance agreements with the named executive officers. The agreements provide each executive’s beneficiary with a cash payment upon the death of the executive. If the executive terminates employment prior to age 60 other than by reason of disability or following a change in control, the death benefit will be reduced proportionately by reference to the vested benefit under the executive’s salary continuation agreement.

Ocean City Home Bank maintains a Director and Executive Life Insurance Plan that provides the named executive officers with death benefits for their designated beneficiaries. If the officer dies while actively employed by Ocean City Home Bank, the death benefit will be equal to three times the officer’s base annual salary (as defined in the plan), less any group term life insurance benefit. If the officer dies following termination of employment with Ocean City Home Bank where termination is due to disability, after early retirement age (as determined under the plan) or within two years of a change in control, the death benefit will be equal to two times the officer’s base annual salary upon termination of employment. Participation in the plan ceases immediately upon termination for cause (as defined in the plan), termination prior to early retirement for reasons other than disability or following a change in control or upon actively working for a new employer following termination due to disability.

Equity Awards

The following table summarizes the consequences under the Company’s equity incentive plans that would occur with respect to outstanding stock option and restricted stock awards in the event of termination of employment of a named executive officer.

Event	Consequence
Involuntary termination	Unvested awards will terminate immediately. Vested stock options remain exercisable until the earlier of the expiration of the term of the stock option or three months after the date of termination.

Death or disability	Immediate vesting. Stock options remain exercisable until the earlier of one year from the date of death or termination due to disability or the expiration date of the stock options.

Voluntary termination	Unvested awards will terminate immediately. Vested stock options remain exercisable until the earlier of the expiration of the term of the stock option or three months after the date of termination.

Change in control	Immediate vesting. Stock options remain exercisable until the expiration of the remaining term of the stock options if the option holder is involuntarily or constructively terminated within 12 months after the change in control.

Supplemental Executive Retirement Plan

In addition to providing for benefits lost under the employee stock ownership plan and 401(k) plan as a result of limitations imposed by the Internal Revenue Code, the supplemental executive retirement plan also provides supplemental benefits to participants upon a change in control (as defined in the plan) before the complete scheduled repayment of the employee stock ownership plan loan. Mr. Brady is currently the only participant in the plan. The supplemental benefit is equal to the benefit he would have received under our employee stock ownership plan, had he remained employed throughout the term of the plan’s acquisition loan, less the benefits actually provided under the employee stock ownership plan on his behalf. All benefits received under this plan count towards Mr. Brady’s 280G Limit.

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of copies of the reports it has received and written representations provided to it from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Ocean Shore Holding common stock during the year ended December 31, 2010.

Policies and Procedures for Approval of Related Persons Transactions

We maintain a Policy and Procedures Governing Related Person Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•	the Company is, will, or may be expected to be a participant; and

•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of the Company if the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;

•	any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation; and

•

any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit/Compliance Committee. In determining whether to approve or ratify a related person transaction, the Audit/Compliance Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;

•	the size of the transaction and the amount of consideration payable to the related person;

•	the nature of the interest of the related person;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit/Compliance Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Audit/Compliance Committee, participate in some or all of the discussion.

Transactions with Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits loans by Ocean Shore Holding to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Ocean City Home Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Ocean City Home Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees. Notwithstanding this rule, federal regulations permit Ocean City Home Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee. No director or executive officer of the Company had a loan amount under such a program at December 31, 2010.

Pursuant to the Company’s Audit/Compliance Committee Charter, the Audit/Compliance Committee periodically reviews, no less frequently than quarterly, a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related person transactions, for the purpose of recommending to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved. Also, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Ocean Shore Holding’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the President and Chief Executive Officer of the Company. Such potential conflicts of interest include, but are not limited to, the following: (i) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 1% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

SUBMISSION OF BUSINESS PROPOSALS AND STOCKHOLDER NOMINATIONS

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than January 24, 2011. If next year’s annual meeting is held on a date more than 30 calendar days from May 18, 2011, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 30 days prior to the date of the annual meeting;

provided that if less than 40 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made. A copy of the Bylaws may be obtained from the Company.

STOCKHOLDER COMMUNICATIONS

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Communications regarding financial or accounting policies may be made in writing to the Chairman of the Audit/Compliance Committee at Ocean Shore Holding Co. c/o Corporate Secretary, 1001 Asbury Avenue, Ocean City, New Jersey 08226 or by leaving a message at (609) 399-0012. Other communications to the Board of Directors may be made in writing to the Chairman of the Nominating/Corporate Governance Committee at Ocean Shore Holding Co. c/o Corporate Secretary, 1001 Asbury Avenue, Ocean City, New Jersey 08226 or by leaving a message at (609) 399-0012. Communications to individual directors may be made to such director in writing at Ocean Shore Holding Company, c/o Corporate Secretary, 1001 Asbury Avenue, Ocean City, New Jersey 08226 or by leaving a message for such director at (609) 399-0012.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Ocean Shore Holding common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.

The Company’s Annual Report to Stockholders has been mailed to persons who were stockholders as of the close of business on March 23, 2011. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

A copy of the Company’s Annual Report on Form 10-K, without exhibits, for the year ended December 31, 2010, as filed with the Securities and Exchange Commission, will be furnished without charge to persons who were stockholders as of the close of business on March 23, 2011 upon written request to Kim M. Davidson, Corporate Secretary, Ocean Shore Holding Co., 1001 Asbury Avenue, Ocean City, New Jersey 08226.

If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

PLEASE MARK VOTES

AS IN THIS EXAMPLE OCEAN SHORE HOLDING CO.

ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS

The undersigned hereby appoints Robert A. Previti, Ed. D. and Anthony J. Rizzotte of Ocean Shore Holding Co., each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on May 18, 2011, at 8:30 a.m., local time, at The Flander’s Hotel located at 719 East 11th Street, Ocean City, New Jersey and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

For

With-hold

For All Except

1. The election as directors of all nominees listed (except

as marked to the contrary below).

Christopher J. Ford

Dorothy F. McCrosson, Esq.

John L. Van Duyne, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark

“For All Except” and write that nominee’s name on the line provided below.

2. The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Ocean Shore Holding Co. for the year ending December 31, 2011.

For Against Abstain

The Board of Directors Recommends that you vote “FOR” all proposals.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.

This proxy, properly signed and dated, is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the proposals listed. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

Please be sure to date and sign Date

this proxy card in the box below.

Sign above Co-holder (if any) sign above

?Detach above card, sign, date and mail in postage paid envelope provided.

OCEAN SHORE HOLDING CO.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated April 15, 2011 and of the Annual Report to Stockholders.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and Annual Report to Stockholders are available at www.oshcproxy.com

6754

Dear ESOP Participant:

On behalf of the Board of Directors, I am forwarding to you the attached BLUE voting instruction card for the purpose of conveying your voting instructions to First Bankers Trust Services, Inc., (the “Trustee”) on the proposals presented at the Annual Meeting of Shareholders of Ocean Shore Holding Co. (the “Company”) on May 18, 2011. Also enclosed is a Notice and Proxy Statement for the Company’s Annual Meeting of Shareholders and a copy of the Company’s Annual Report to Shareholders.

As a participant in the Ocean City Home Bank Employee Stock Ownership Plan (the “ESOP”), you are entitled to instruct the Trustee how to vote the shares of Company common stock allocated to your account as of March 23, 2011, the record date for the Annual Meeting.

The Trustee will vote all allocated shares of Company common stock as directed by participants. The Trustee will vote unallocated shares of Common Stock held in the ESOP Trust and the shares for which timely instructions are not received in a manner calculated to most accurately reflect the instructions the Trustee receives from participants, subject to its fiduciary duties.

To direct the Trustee how to vote the shares of common stock allocated to your ESOP account, please complete and sign the enclosed BLUE voting instruction card and return it in the enclosed, postage-paid envelope no later than May 11, 2011. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Ocean City Home Bank.

As an employee of Ocean City Home Bank, you will receive a separate voting instruction card for each plan in which you are a participant. Please vote all of the cards you receive.

Sincerely,

Steven E. Brady President and Chief Executive Officer

PLEASE MARK VOTES

AS IN THIS EXAMPLE

OCEAN CITY HOME BANK

EMPLOYEE STOCK OWNERSHIP PLAN

VOTING INSTRUCTION CARD

YOUR VOTING INSTRUCTIONS ARE SOLICITED

ON BEHALF OF THE BOARD OF DIRECTORS

For With- hold For All Except

The undersigned hereby instructs First Bankers Trust Services, Inc., as trustee of the Ocean City Home Bank Employee Stock Ownership Plan (“ESOP”) to vote all shares of Ocean Shore Holding Co. common stock allocated to the undersigned in the

ESOP and to which the undersigned is entitled to instruct the Trustee to vote at the

Annual Meeting of Stockholders and at any and all adjournments as follows:

ESOP

1.The election as directors of all nominees listed (except as marked to the contrary below).

Christopher J. Ford

Dorothy F. McCrosson, Esq.

John L. Van Duyne, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark

“For All Except” and write that nominee’s name on the line provided below.

For Against Abstain

2. The ratification of the appointment of Deloitte & Touche

LLP as the independent registered public accounting

firm of Ocean Shore Holding Co. for the year ending

December 31, 2011.

The Board of Directors Recommends that you vote “FOR”

all proposals.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above Co-holder (if any) sign above

?Detach above card, sign, date and mail in postage paid envelope provided.

OCEAN SHORE HOLDING CO.

The above signed acknowledges receipt from the Company prior to the execution of this voting instruction card of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated April 15, 2011 and of the Annual Report to Stockholders.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE NO LATER THAN May 11, 2011.

6754/7492

Dear 401(k) Plan Participant:

On behalf of the Board of Directors, I am forwarding to you the attached GREEN voting instruction card for the purpose of conveying your voting instructions to Prudential Trust Company, the Trustee for the Ocean Shore Holding Co. Stock Fund (the “Employer Stock Fund”) of the Ocean City Home Bank Savings and Investment Plan (the “401(k) Plan”), on the proposals presented at the Annual Meeting of Shareholders of Ocean Shore Holding Co. (the “Company”) on May 18, 2011. Also enclosed is a Notice and Proxy Statement for the Company’s Annual Meeting of Shareholders and a copy of the Company’s Annual Report to Shareholders.

As a participant in the Employer Stock Fund, you are entitled to direct the Trustee how to vote the shares of Company common stock credited to your account as of March 23, 2011, the record date for the Annual Meeting. To direct the Trustee how to vote the shares credited to your account, please complete and sign the enclosed GREEN voting instruction card and return it in the enclosed, postage-paid envelope no later than May 11, 2011. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Ocean City Home Bank.

As an employee of Ocean City Home Bank, you will receive a separate voting instruction card for each plan in which you are a participant. Please vote all of the cards you receive.

Sincerely,

Steven E. Brady
President and Chief Executive Officer

PLEASE MARK VOTES

AS IN THIS EXAMPLE

OCEAN CITY HOME BANK

SAVINGS AND INVESTMENT PLAN

VOTING INSTRUCTION CARD

YOUR VOTING INSTRUCTIONS ARE SOLICITED

ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby instructs Prudential Trust Company, as trustee of the

Ocean City Home Bank Savings and Investment Plan (“401(K) Plan”), to vote all shares of Ocean Shore Holding Co. common stock credited to the undersigned in the

401(K) Plan and to which the undersigned is entitled to instruct the Trustee to vote at the Annual Meeting of Stockholders and at any and all adjournments as follows:

4

0

1

(K)

P

L

A

N

For

For All Except

With-hold

1. The election as directors of all nominees listed (except as marked to the contrary below).

Christopher J. Ford

Dorothy F. McCrosson, Esq.

John L. Van Duyne, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark

“For All Except” and write that nominee’s name on the line provided below.

For Against Abstain

2. The ratification of the appointment of Deloitte & Touche

LLP as the independent registered public accounting

firm of Ocean Shore Holding Co. for the year ending

December 31, 2011.

The Board of Directors Recommends that you vote “FOR”

all proposals.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

OCEAN SHORE HOLDING CO.

The above signed acknowledges receipt from the Company prior to the execution of this voting instruction card of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated April 15, 2011 and of the Annual Report to Stockholders.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE NO LATER THAN MAY 11, 2011.

6754/7493

Dear Stock Award Recipient:

On behalf of the Board of Directors, I am forwarding to you the attached YELLOW voting instruction card for the purpose of conveying your voting instructions to First Bankers Trust Services, Inc. (the “Trustee”), on the proposals presented at the Annual Meeting of Shareholders of Ocean Shore Holding Co. (the “Company”) on May 18, 2011. Also enclosed is a Notice and Proxy Statement for the Company’s Annual Meeting of Shareholders and a copy of the Company’s Annual Report to Shareholders.

You are entitled to vote all unvested shares of restricted Company common stock awarded to you under the 2010 Equity Incentive Plan (“Incentive Plan”) that are unvested as of March 23, 2011, the record date for the Annual Meeting. To direct the Trustee how to vote these shares of Company common stock held in the Incentive Plan Trust, please complete and sign the enclosed YELLOW voting instruction card and return it in the enclosed, postage-paid envelope no later than May 11, 2011. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Ocean City Home Bank.

As an employee of Ocean City Home Bank, you will receive a separate voting instruction card for each plan in which you are a participant. Please vote all of the cards you receive.

Sincerely,

Steven E. Brady
President and Chief Executive Officer

PLEASE MARK VOTES

AS IN THIS EXAMPLE

OCEAN CITY HOME BANK

2010 EQUITY INCENTIVE PLAN

VOTING INSTRUCTION CARD

YOUR VOTING INSTRUCTIONS ARE SOLICITED

ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby instructs First Bankers Trust Services, Inc., as the holder of record and trustee of all shares of Ocean Shore Holding Co. common stock held in the 2010 Equity Incentive Plan Trust to vote all unvested shares of Ocean Shore

Holding Co. common stock awarded to the undersigned under the Incentive Plan that are unvested and to which the undersigned is entitled to vote at the Annual Meeting of Stockholders and at any and all adjournments as follows:

For

With-Hold

For All Except

1. The election as directors of all nominees listed (except

as marked to the contrary below).

Christopher J. Ford

Dorothy F. McCrosson, Esq.

John L. Van Duyne, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark

“For All Except” and write that nominee’s name on the line provided below.

For Against Abstain

2. The ratification of the appointment of Deloitte & Touche

LLP as the independent registered public accounting

firm of Ocean Shore Holding Co. for the year ending

December 31, 2011.

The Board of Directors Recommends that you vote “FOR”

all proposals.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above Co-holder (if any) sign above

?Detach above card, sign, date and mail in postage paid envelope provided.

OCEAN SHORE HOLDING CO.

The above signed acknowledges receipt from the Company prior to the execution of this voting instruction card of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated April 15, 2011 and of the Annual Report to Stockholders.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE NO LATER THAN May 11, 2011.

6754/7575